UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 23, 2006
Raven Industries, Inc.
(Exact name of registrant as specified in its charter)

South Dakota (State or other jurisdiction of incorporation)	0-3136 (Commission File Number)	46-0246171 (IRS Employer Identification No.)
205 East 6th Street, P.O. Box 5107
Sioux Falls, SD 57117-5107
(Address of principal executive offices)
(605) 336-2750
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURE
Deferred Stock Compensation Plan for Directors

Item 1.01. Entry into a Material Definitive Agreement.
     On May 23, 2006, the shareholders of Raven Industries, Inc. (the “Company”) approved the Deferred Stock Compensation Plan for Directors (the “Plan”). A copy of the Plan is attached hereto as Exhibit 10.1.
     The purpose of the Plan is to advance the interests of the Company and its shareholders by attracting, motivating and retaining non-employee directors of outstanding ability; and promote a greater identity of interest between the non-employee directors and the Company’s shareholders. The maximum number of authorized shares of Common Stock of the Company that may be issued under the Plan is 50,000 shares. That limit is subject to adjustment in the event of certain changes in the Company’s capital structure.
     Only a member of the Company’s Board of Directors (the “Board”) who is not an employee of the Company or any of its subsidiaries (a “Non-employee Director”) is eligible to participate in the Plan. At this time, six Non-employee Directors will be eligible to participate.
     The Plan is administered by the Governance Committee of the Board (the “Committee”). The Committee has the power to administer and interpret the Plan, including the authority to prescribe forms for grant notices, deferral elections and payment elections required under the Plan.
     Under the Plan, a “Stock Unit” is the right to receive one share of Common Stock as deferred compensation to be distributed from an account established by the Company in the name of a Non-employee Director in the accounting records of the Company. Stock Units may be credited to an account as a result of a Stock Unit grant or a Non-employee Director’s election to have some or all of his or her unpaid annual retainer fee deferred and converted into Stock Units. Each Stock Unit has the same value as a share of Common Stock, but cannot be transferred by a Non-employee Director or taken by any of his or her creditors.
     The Plan allows any Non-employee Director to elect, with respect to any annual retainer fee payable, to have a specified percentage of each annual retainer fee the director would otherwise receive for service after the scheduled payment date, credited as deferred compensation to a Deferred Stock Plan account and converted into Stock Units, effective as of such scheduled payment date. Any deferral election must be made either before any date on which the director first becomes eligible to participate in the Plan (such as the date of the 2006 annual meeting), or before any later calendar year in which an annual retainer fee may be payable. Once a deferral election is made by a Non-employee Director for a calendar year, the election cannot be changed or terminated during the year.
     Each Non-employee Director will automatically be credited, on the date of each annual meeting of the Company, with a Stock Unit grant equal in value to the annual retainer fee amount to be earned for serving on the Board during the next 12 months. Each grant of Stock Units will be credited to the director’s Deferred Stock Plan account and converted into Stock Units, effective as of the close of business on the date of the annual meeting.
     Under the Plan, the amount of any future annual retainer fee deferred at the election of a Non-employee Director, and the amount of each Stock Unit grant based on the annual retainer fee to be earned after an annual meeting, that are credited to a Non-employee Director’s account as of the scheduled payment date for an annual retainer, would then be converted into a number of Stock Units. The number of Stock Units would be determined by dividing the dollar amount credited to the account, by the “closing market value” of one share of Common Stock, as of the date the dollar amount is credited to the account. For the Plan, “closing market value” will be the closing price of a share of Common Stock, as reported for the applicable date on the Nasdaq National Market. An account may be credited with a fractional Stock Unit.

     If any Stock Units exist in a Non-employee Director’s Deferred Stock Plan account on a dividend record date for Common Stock, the account would be credited, on the dividend payment date related to that record date, with an additional number of Stock Units equal to the cash dividend paid on one share of Common Stock, multiplied by the number of Stock Units in the account on the dividend record date, and divided by the “closing market value” of a share of Common Stock on the dividend payment date.
     Deferred Stock Plan accounts would not hold any assets, but would instead be bookkeeping accounts created by the Company only to track the number and value of Stock Units for each Non-employee Director and any surviving beneficiaries.
     Any Stock Units credited to the Deferred Stock Plan account of a Non-employee Director will be distributed to the director (or a surviving beneficiary) after the director leaves the Board, at a time (up to ten years later) previously elected by the director under the Plan, in the form of one share of Common Stock for each full Stock Unit in the account. In addition, the Company will make a cash payment in lieu of any fractional share of Common Stock, determined by using the “closing market value” (as described above) of a share of Common Stock on the date when the distribution is due.
     The Board may amend the Plan at any time, but no amendment will be effective without approval of the Company’s shareholders if that approval is required by any law, rule or regulation. In addition, no amendment would be permitted to take away the right of any Non-employee Director or beneficiary to the balance of his or her Deferred Stock Plan account, or any rights to which he or she would have been entitled if the Plan had been terminated just before the effective date of the amendment, without the written consent of the Non-employee Director or beneficiary.
     The Board is permitted to terminate the Plan at any time. If that happens, the balances of any existing accounts would continue to be adjusted according to changes in the value of Common Stock, and the existing balances of the accounts would be distributed at the time and in the manner provided in the Plan.
     The Plan is designed as a “non-qualified deferred compensation plan” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”); and is intended to defer federal income taxation of all Stock Units derived from deferred annual retainer fees, Stock Unit grants and dividend equivalents, until those Stock Units are distributed to a participating director (or a surviving beneficiary) in the form of Common Stock and cash in lieu of any fractional share.
Item 9.01. Financial Statements and Exhibits
(d)	Exhibits
10.1	Deferred Stock Compensation Plan for Directors

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Raven Industries, Inc.
Date: May 23, 2006	By:	/s/ Thomas Iacarella
Thomas Iacarella
Vice President and Chief Financial Officer